Exhibit 99.3
COMPUTER NETWORK TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended
	April 30,
	2005	2004
		(Restated –
		Note 14)
Revenue:
Product sales	$52,504	$63,675
Service fees	31,534	32,562

Total revenue	84,038	96,237

Cost of revenue:
Cost of product sales	34,959	38,726
Cost of service fees	18,059	20,762

Total cost of revenue	53,018	59,488

Gross profit	31,020	36,749

Operating expenses:
Sales and marketing	21,265	23,708
Engineering and development	11,604	13,123
General and administrative	4,835	3,502

Total operating expenses	37,704	40,333

Loss from operations	(6,684)	(3,584)

Other income (expense):
Interest expense	(1,393)	(1,032)
Interest and other income, net	171	210

Other (expense), net	(1,222)	(822)

Loss before income taxes	(7,906)	(4,406)
Provision for income taxes	488	275

Loss from continuing operations	(8,394)	(4,681)

Discontinued operations, net of tax	—	(344)

Net loss	$(8,394)	$(5,025)

Basic and diluted income (loss) per share:
Continuing operations	$(.29)	$(.17)

Discontinued operations	$—	$(.01)

Net loss	$(.29)	$(.18)

Shares	28,615	27,598

See accompanying notes to Condensed Consolidated Financial Statements

COMPUTER NETWORK TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	April 30,	January 31,
	2005	2005
		(Restated –
		Note 14)
Assets
Current assets:
Cash and cash equivalents	$45,416	$32,481
Marketable securities	16,280	21,728
Receivables, net	83,632	96,327
Inventories	31,993	29,871
Other current assets	4,848	5,348

Total current assets	182,169	185,755

Property and equipment, net	37,463	40,056
Field support spares, net	9,873	10,022
Goodwill	31,769	31,769
Other intangibles, net	14,833	15,722
Deferred tax asset	187	185
Other assets	12,253	12,079

	$288,547	$295,588

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$36,891	$36,459
Accrued liabilities	32,229	33,714
Deferred revenue	55,966	53,219
Current installments of obligations under capital lease	2,999	3,092

Total current liabilities	128,085	126,484

Obligations under capital lease, less current installments	4,421	4,952
Interest rate swap	1,561	787
Convertible subordinated debt	122,789	123,563

Total liabilities	256,856	255,786

Shareholders’ equity:
Common stock, $.01 par value; authorized 100,000 shares, issued and outstanding 29,520 at April 30, 2005 and 29,487 at January 31, 2005	295	295
Additional paid-in capital	199,241	199,380
Unearned compensation	(4,785)	(5,461)
Accumulated deficit	(165,997)	(157,603)
Accumulated other comprehensive income	2,937	3,191

Total shareholders’ equity	31,691	39,802

	$288,547	$295,588

See accompanying notes to Condensed Consolidated Financial Statements

COMPUTER NETWORK TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	April 30,
	2005	2004
		(Restated –
		Note 14)
Operating Activities:
Net loss	$(8,394)	$(5,025)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,470	7,251
Non-cash compensation expense	529	149
Changes in deferred taxes	(2)	—
Changes in operating assets and liabilities:
Receivables	12,665	25,484
Inventories	(2,122)	211
Other current assets	500	(1,132)
Accounts payable	432	(10,353)
Accrued liabilities	(1,485)	(3,561)
Deferred revenue	2,747	359

Cash provided by operating activities	11,340	13,383

Investing Activities:
Additions to property and equipment	(1,679)	(4,811)
Additions to field support spares	(1,160)	(2,094)
Net redemption (purchase) of marketable securities	5,448	(4,692)
Other assets	(174)	(2,347)

Cash provided by (used in) investing activities	2,435	(13,944)

Financing Activities:
Proceeds from issuance of common stock	8	228
Repayments of obligations under capital leases	(624)	(777)

Cash used in financing activities	(616)	(549)

Effects of exchange rate changes	(224)	(666)

Net increase (decrease) in cash and cash equivalents	12,935	(1,776)
Cash and cash equivalents— beginning of period	32,481	75,267

Cash and cash equivalents— end of period	$45,416	$73,491

See accompanying notes to Condensed Consolidated Financial Statements

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
(1) BASIS OF PRESENTATION
     The accompanying condensed consolidated financial statements have been prepared in accordance with instructions to Form 10-Q and do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These consolidated financial statements should be read in conjunction with the condensed consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005 as filed with the Securities and Exchange Commission. References to fiscal 2005 and 2004 represent the twelve months ended January 31, 2005 and 2004, respectively.
Recent Accounting Pronouncements
     In December 2004, the Financial Accounting Standards Board (FASB) issued a revision of Statement of Financial Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123R). SFAS No. 123R supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS No. 123R establishes standards for the accounting for transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Originally, SFAS No. 123R was effective for interim reporting period that begins after June 15, 2005. In April, 2005, SEC announced the deferral of the required effective date. The SEC rule provides that SFAS 123R is now effective for registrants as of the beginning of the first fiscal year beginning after June 15, 2005. The Company is in the process of determining the effect that adopting SFAS No. 123R will have on its financial position, results of operations, or cash flows.
On March 7, 2005, FASB released Proposed FASB Staff Positions (FSP) No. 143-a, “Accounting for Electronic Equipment Waste Obligations.” The proposed FSP addresses accounting by commercial users and producers of electrical and electronic equipment, in connection with Directive 2002/96/EC on Waste Electrical and Electronic Equipment issued by the European Union on February 13, 2003 (Directive). This Directive requires EU-member countries to adopt legislation to regulate the collection, treatment, recovery, and environmentally sound disposal of electrical and electronic waste equipment, and sets forth certain obligations relating to covering the cost of disposal of such equipment by commercial users. Producers will also be required to cover the cost of disposal of such equipment by private household users. The proposed FSP sets forth accounting for such obligations by commercial users and producers, with respect to SFAS No. 143, “Asset Retirement Obligations.” The Company has not yet determined the effect, if any, of the proposed FSP on its financial position, results of operations, or cash flows.
(2) MARKETABLE SECURITIES
     The Company’s investments in marketable securities primarily consist of U.S. government and agency securities, corporate debt securities and bank certificates of deposit. The Company also holds trading securities consisting of various mutual funds. The Company intends to use any gain or loss from these investments to fund the investments gains and losses allocated to participants under the Company’s executive deferred compensation plan.
(3) INVENTORIES
     Inventories, stated at the lower of cost (first-in, first-out method) or market, consist of:

	April 30,	January 31,
	2005	2005
Inventories:
Components and subassemblies	$17,574	$16,538
Work in process	648	1,576
Finished goods	13,771	11,757

	$31,993	$29,871

(4) INTANGIBLE ASSETS
     The components of other amortizable intangible assets are as follows:

	April 30, 2005		January 31, 2005
	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Customer relationships	$16,924	$(4,847)	$16,924	$(4,259)
Trademarks	4	(3)	4	(2)
Developed technology	3,606	(851)	3,606	(551)
Non-compete agreements	250	(250)	250	(250)

Total	$20,784	$(5,951)	$20,784	$(5,062)

Total other intangible assets, net	$14,833		$15,722

     Amortization expense for intangible assets during the first quarter of 2005 was $.9 million. Amortization expense for the remainder of 2005 is estimated to be $2.7 million. Amortization expense is estimated to be $3.5 million in 2006, $3.0 million in 2007 and $2.3 million in 2008 and 2009.
(5) COMPREHENSIVE LOSS
     Comprehensive loss consists of the following:

	Three months
	ended
	April 30,
	2005	2004
Net loss	$(8,394)	$(5,025)
Unrealized loss on marketable securities, net of tax effect of $0	(102)	—
Foreign currency translation adjustment, net of tax effect of $0	(152)	(845)

Total comprehensive loss	$(8,648)	$(5,870)

(6) CONVERTIBLE SUBORDINATED DEBT
     In February 2002, the Company sold $125 million of 3% convertible subordinated notes due February 15, 2007, raising net proceeds of $121.6 million. The notes are convertible into the Company’s common stock at a price of $19.17 per share. The Company may redeem the notes upon payment of the outstanding principal balance, accrued interest and a make whole payment if the closing price of its common stock exceeds 175% of the conversion price for at least 20 consecutive trading days within a period of 30 consecutive trading days ending on the trading day prior to the date the redemption notice is mailed. The make whole payment represents additional interest payments that would be made if the notes were not redeemed prior to the due date.
Original debt issuance costs of $3,441,000 are being amortized to interest expense on a straight-line basis, which approximates the effective interest method. At April 30, 2005, the remaining debt issuance costs, net of accumulated amortization, were $1,241,000.
     In January 2004, the Company entered into an interest-rate swap agreement with a notional amount of $75 million that has the economic effect of modifying that dollar portion of the fixed interest obligations associated with $75 million of its 3% convertible subordinated notes due February 2007, such that the interest payable effectively becomes variable based on the three month LIBOR plus 69.5 basis points. The payment dates of the swap are January 31st, April 30th, July 31st and October 31st of each year, commencing April 30, 2004, until maturity on February 15, 2007. On February 1, 2005, the LIBOR setting was 2.73% creating a combined effective rate of 3.425% which was effective until April 30, 2005. On May 1, 2005, the LIBOR setting was reset to 3.19%, creating a combined effective rate of 3.885% which is effective until July 31, 2005. The swap was designated as a fair value hedge, and as such, the gain or loss on the swap, as well as the fully offsetting gain or loss on the notes attributable to the hedged risk, were recognized in earnings. Fair value hedge accounting is provided only if the hedging instrument is expected to be, and actually is, effective at offsetting changes in the value of the hedged item. At April 30, 2005, the fair value of the interest rate swap had decreased from inception to $1,561,000 and is included in other long-term liabilities. Corresponding to this decline, the carrying value of the notes has decreased by $1,561,000.

As part of the agreement, the Company is also required to post collateral based on changes in the fair value of the interest rate swap. This collateral, in the form of restricted cash, was $3,825,000 at April 30, 2005, and has been classified as other long-term assets in the accompanying condensed consolidated balance sheets. The Company could incur charges to terminate the swap in the future if interest rates rise, or upon certain events such as a change in control or certain redemptions of convertible subordinated notes.
     In April 2001, our board of directors authorized the repurchase of up to $50.0 million of our common stock. Subsequent to April 2001, our board changed the authorization so that the remaining balance of the initial $50 million authorization can be used for the repurchase of either debt or stock. As of January 31, 2005, we had repurchased 4.1 million shares of our common stock and $650,000 in principal amount of our convertible subordinated indebtedness for $33.5 million under this authorization. No common stock or convertible subordinated debt was repurchased during the three months ended April 30, 2005.
(7) STOCK-BASED COMPENSATION
     No stock options were granted during the three months ended April 30, 2005. The estimated per share weighted average fair value of all stock options granted during the three months ended April 30, 2004 was $5.92. The fair value of each option grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	Three months ended
	April 30,
	2005	2004
Risk free interest rate	4.15%	3.08%
Expected life	5.50	5.73
Expected volatility	91.77%	94.59%
     Had the Company recorded compensation cost for its stock options based on the estimated fair value on the date of grant, as defined by SFAS 123, the Company’s pro forma net loss would have been as follows:

	Three months
	ended
	April 30,
	2005	2004
Net loss, as reported	$(8,394)	$(5,025)
Deduct: Total stock-based employee compensation expense under fair value based method of all awards, net of tax of $0	(1,055)	(2,810)

Pro forma net loss	$(9,449)	$(7,835)

Basic & diluted net loss per share:
As reported	$(.29)	$(.18)
Pro forma	$(.33)	$(.28)
(8) WARRANTY
     The Company records a liability for warranty claims at the time of sale. The amount of the liability is based on contract terms and historical warranty costs, which is periodically adjusted for recent actual experience. Warranty terms on the Company’s equipment range from 90 days to 13 months. The changes in warranty reserve balances for the three months ended April 30, 2005 and 2004 were as follows:

	April 30,
	2005	2004
Beginning balance	$2,029	$2,348
Charged to cost of product	609	1,010
Cost of warranty	(793)	(892)

Ending balance	$1,845	$2,466

(9) DISCONTINUED OPERATIONS
     In connection with the acquisition of Inrange, the Company acquired a non-complementary business focused on enterprise resource planning (ERP) consulting services. In April 2004, substantially all of the business and its net assets totaling approximately $1.7 million were sold for installment payments having a discounted value of approximately $1.2 million. The business was divested to allow the Company to focus on its core storage networking solutions business. Revenue and expense for the ERP business in the first three months of 2004 totaled approximately $2.5 million and $2.8 million, respectively. The business has been accounted for as a discontinued operation in the accompanying condensed consolidated financial statements, meaning that its revenues and expenses are not included in results from continuing operations, and the net income/(loss) of the ERP business was included under the discontinued operations caption in the statement of operations.
(10) ENTERPRISE-WIDE INFORMATION
     Summarized information regarding enterprise-wide revenue and gross margins from external customers are as follows:

	Three months
	ended
	April 30,
	2005	2004
Revenue:
Proprietary products	$30,317	$38,511
Third party products	22,186	25,164
Professional services	10,771	11,604
Maintenance	20,764	20,958

Total	$84,038	$96,237

Gross margins:
Proprietary products	$14,470	$20,821
Third party products	3,074	4,128
Professional services	4,486	2,335
Maintenance	8,990	9,465

Total	$31,020	$36,749

(11) INTEGRATION AND COST REDUCTION ACCRUALS
     During 2004, the Company experienced a continued slow-down in the IT spending environment, competitive pressures and customers’ desire for more flexibility in financing terms, particularly for large investments, such as remote storage networking solutions. The Company also experienced a decline in traditional large-scale ESCON projects, while FICON extension, the new mainframe channel technology, has not grown as fast as anticipated. In the third quarter of fiscal 2004, the Company took actions to adjust its expense levels to reflect the current outlook for its markets, including reductions of approximately 220 employees and consultants, along with reductions in other discretionary expenses. The duplicative facilities that were closed were part of the pre-acquisition Inrange business, and the accrual for future rents was treated as an acquired liability, effectively increasing the purchase price.
     A summary of severance and facility accrual activity follows:

	Obligation			Obligation
	As of			As of
	January 31,	New		April 30,
	2005	Accrual	Utilization	2005
2004 Cost Reduction Actions:
Severance	$691	—	12	$679
Facility closure	$95	—	70	$25
Facility closures related to Inrange acquisition	$3,541	—	384	$3,157

(12) LITIGATION
Eclipsys Indemnification Claim
Inrange Technologies Corporation, which was a wholly owned subsidiary of CNT, had been named as a defendant in the case SBC Technology Resources, Inc. v. Inrange Technologies Corp., Eclipsys Corp. and Resource Bancshares Mortgage Group, Inc., No. 303-CV-418-N, that was pending in the United States District Court for the Northern District of Texas, Dallas Division (the SBC Patent Litigation). The SBC Patent Litigation was commenced on February 27, 2003. The complaint claimed that Inrange was infringing U.S. Patent No. 5,530,845 (845 patent) by manufacturing and selling storage area networking equipment, in particular the FC/9000, that is used in storage networks. On May 31, 2005, Inrange and SBC Laboratories, Inc. (f/k/a SBC Technology Resources, Inc.) entered into a Settlement Agreement settling the SBC Patent Litigation on confidential terms that included a license to the 845 patent, and the case was dismissed with prejudice. Eclipsys Corp. (Eclipsys) had settled earlier with SBC Technology Resources, Inc. for an undisclosed sum without the consent of Inrange. Eclipsys has demanded that Inrange indemnify Eclipsys pursuant to alleged documentation under which it purportedly acquired certain allegedly infringing products from Inrange. Hitachi Data Systems Corporation (a non-party to the SBC Patent Litigation) has also informed Inrange that it received a demand from Eclipsys that Hitachi indemnify Eclipsys in connection with the SBC Patent Litigation. Hitachi notified Inrange that it would tender to Inrange any claim by Eclipsys for indemnification of any aspect of the litigation. Based on current information, Inrange believes that the indemnification demands of Eclipsys and Hitachi are without merit. Accordingly, McDATA intends to vigorously defend against any claims, if made, by Eclipsys or Hitachi for indemnification.
Shareholder Litigation
      Following the announcement of the proposed merger with McDATA, an action was commenced purporting to challenge the merger. The case, styled Jack Gaither v. Thomas G. Hudson et al. (File No. MC 05-003129) was filed in the District Court of Hennepin County, State of Minnesota. The complaint asserts claims on behalf of a purported class of CNT stockholders, and it names CNT and certain of its directors on claims of breach of fiduciary duty in connection with the merger on the grounds that the defendants allegedly failed to take appropriate steps to maximize the value of a merger transaction for CNT stockholders. Additionally, the plaintiff claims that the defendants made insufficient disclosures in connection with the merger. Defendants have denied the claims and have asserted numerous defenses. To avoid the costs and inherent risks of litigation, the Company and the plaintiff have entered into a memorandum of understanding with respect to a proposed settlement of the matter. Any settlement is subject to a number of conditions, including execution of definitive documentation and court approval. The Company does not believe the settlement, if it becomes final, will have a material effect on its financial position. However, there can be no assurance that this proposed settlement will be approved and implemented in its current form, or at all.
Inrange’s IPO Laddering Class Action Lawsuits
A shareholder class action was filed against Inrange and certain of its officers on November 30, 2001, in the United States District Court for the Southern District of New York, seeking recovery of damages caused by Inrange’s alleged violation of securities laws, including section 11 of the Securities Act of 1933 and section 10(b) of the Exchange Act of 1934. The complaint, which was also filed against the various underwriters that participated in Inrange’s initial public offering (IPO), is identical to hundreds of shareholder class actions pending in this court in connection with other recent IPOs and is generally referred to as In re Initial Public Offering Securities Litigation. The complaint alleges, in essence, (a) that the underwriters combined and conspired to increase their respective compensation in connection with the IPO by (i) receiving excessive, undisclosed commissions in exchange for lucrative allocations of IPO shares, and (ii) trading in Inrange’s stock after creating artificially high prices for the stock post-IPO through “tie-in” or “laddering” arrangements (whereby recipients of allocations of IPO shares agreed to purchase shares in the aftermarket for more than the public offering price for Inrange shares) and dissemination of misleading market analysis on Inrange’s prospects; and (b) that Inrange violated federal securities laws by not disclosing these underwriting arrangements in its prospectus. The defense has been tendered to the carriers of Inrange’s director and officer liability insurance, and a request for indemnification has been made to the various underwriters in the IPO. At this point, the insurers have issued a reservation of rights letter and the underwriters have refused indemnification. The court has granted Inrange’s motion to dismiss claims under section 10(b) of the Securities Exchange Act of 1934 because of the absence of a pleading of intent to defraud. The court granted plaintiffs leave to replead these claims, but no further amended complaint has been filed. The court denied Inrange’s motion to dismiss claims under section 11 of the Securities Act of 1933. The court has also dismissed Inrange’s individual officers without prejudice, after they entered into a tolling agreement with the plaintiffs. On July 25, 2003, Inrange’s board of directors conditionally approved a proposed partial settlement with the plaintiffs in this matter. The settlement would provide, among other things, a release of Inrange and of the individual defendants for the conduct alleged in the action to be wrongful in the complaint. Inrange would agree to undertake other responsibilities under the partial settlement, including agreeing to assign away, not assert, or release certain potential claims Inrange may have against its underwriters. Any direct financial impact of the proposed settlement is expected to be borne by Inrange’s insurers. In June 2004, an agreement of settlement was submitted to the court for preliminary approval. On August 31, 2005, the court preliminarily approved the proposed settlement. A fairness hearing will be held in 2006 before any final settlement is approved, if at all. Until the settlement is effective, management intends to defend against this consolidated proceeding vigorously.
State of Connecticut Tax Audit of Inrange
The audit division of the State of Connecticut Department of Revenue Services (Audit Division) has proposed adjustments to the Connecticut income tax returns for Inrange for the years ended December 31, 1996, through December 31, 1999. The proposed adjustments, in the amount of $433,995 plus interest, relate to (1) gain from a stock sale following the exercise of warrants, and whether Inrange had sufficient nexus with Connecticut to subject the gain to Connecticut taxation, and (2) the availability of claimed credits for certain research and development expenditures, and whether Inrange has provided sufficient documentation to support the claimed credits. Inrange made a written offer to settle the matter, which was rejected by the Audit Division. Inrange has formally appealed the matter and has posted a $750,000 appeal bond to avoid the accrual of additional interest.
(13) MERGER WITH MCDATA
     On January 17, 2005, Computer Network Technology Corporation, entered into a definitive agreement to be merged with a wholly-owned subsidiary of McDATA Corporation (“McDATA”). On June 1, 2005, under the terms of the agreement, the Company was merged into a wholly-owned subsidiary of McDATA. Each issued and outstanding share of common stock of the Company was converted into the right to receive 1.3 shares of McDATA Class A common stock, together with cash in lieu of fractional shares.
(14) RESTATEMENT OF FISCAL 2004 QUARTERLY EARNINGS
     On March 7, 2005, the Company’s management, after consultation with the Audit Committee of the Company’s Board of Directors, determined that the Company’s consolidated financial statements for the first fiscal quarter ended April 30, 2004, second fiscal quarter ended July 31, 2004 and third fiscal quarter ended October 31, 2004 should no longer relied upon, including the consolidated financial statements and other financial information in the Form 10-Qs filed for those quarters. The determination was made as a result of errors discovered when reconciling offsite finished goods inventory between the general ledger and the Company’s materials requirement planning, or MRP, system. The Company believes the errors began to occur in February 2004 when the Company transitioned manufacturing of certain products from its Plymouth, Minnesota headquarters to its facility in Lumberton, New Jersey. As a result of the transition, there were procedural changes for the tracking and recording of certain offsite finished goods inventory that resulted in inventory items for certain transactions being doubled counted. The effect of the errors was to overstate inventory and understate cost of goods sold and operating expenses in the first, second and third quarters of fiscal 2004 by $499,000, $408,000 and $538,000, respectively.
     The statement of operations previously reported in the first quarter of fiscal 2004 in Form 10-Q has been restated as follows:

	Quarter Ended April 30, 2004
	(As reported)	(Restated)
Revenue	$96,237	$96,237
Gross profit	37,300	36,749
Loss from operations	(3,085)	(3,584)
Loss from discontinued operations, net of tax	(343)	(344)
Net loss	(4,526)	(5,025)
Net loss per share: Basic and Diluted	(0.16)	(0.18)